UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 6, 2011
Date of earliest event reported
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

(Exact name of Registrants as specified in their charters)

	001-14141	13-3937434
DELAWARE	333-46983	13-3937436

(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)
600 THIRD AVENUE, NEW YORK, NEW YORK, 10016
(Address of Principal Executive Offices)
212-697-1111
Registrants’ Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS
Item 8.01 Other Events.
     On July 15, 2010, the directors of L-3 Communications Holdings, Inc. (the “Company”) were named in a putative shareholder derivative lawsuit brought by New Jersey Building Laborers Pension Fund, Index No. 650958/2010 in the Supreme Court of New York, New York County (the “Derivative Action”). The Company was also named as a nominal defendant. The parties have reached agreement to settle this action. The settlement provides for plaintiffs’ full and final dismissal with prejudice of all claims against the Company and the individual defendants in exchange for certain governance undertakings by the Company, as more fully described in Exhibit 99.1. The proposed settlement does not involve any admission of wrongdoing or liability, and there has been no adjudication of the merits of the underlying claims.
     On September 6, 2011, the Supreme Court of New York, New York County entered an order preliminarily approving the stipulation of settlement of the Derivative Action (the “Preliminary Approval Order”) and set a final settlement approval hearing for December 1, 2011.
     The settlement is subject to court approval, and the court action will not be dismissed until after the final settlement approval order is entered. There can be no assurance the court will approve the Settlement Agreement or any of the terms requested by the parties.
     Attached hereto and incorporated herein by reference as Exhibit 99.1 is a Notice of Settlement notifying current Company shareholders, as defined therein, of the settlement and their rights with respect to the settlement. A Summary Notice of Settlement will be published in Investor’s Business Daily within ten days after entry of the Preliminary Approval Order.
SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit No.	Description
99.1	Notice of Settlement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: September 12, 2011

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Settlement